                                                                    Exhibit 99.1

(PRICEWATERHOUSECOOPERS LOGO)

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of Southern Union Company:

We have audited the accompanying combined statement of assets to be acquired and liabilities to be assumed of PG Energy, a division of Southern Union Company, and PG Energy Services, Inc., a subsidiary of Southern Union Company (collectively, the "Acquired Business") as of March 31, 2006 and December 31, 2005 and the related combined statement of revenues and certain expenses for the three-month period ended March 31, 2006, the year ended December 31, 2005, the six-month period ended December 31, 2004 and the year ended June 30, 2004 (collectively, the "Statements"). These Statements are the responsibility of Southern Union Company's management. Our responsibility is to express an opinion on these Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of assets to be acquired and liabilities to be assumed and of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and are not intended to be a complete presentation of the Acquired Business' financial position, results of operations and cash flows.

In our opinion, the accompanying Statements referred to above, present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Acquired Business as of March 31, 2006 and December 31, 2005 and their revenues and certain expenses for the three-month period ended March 31, 2006, the year ended December 31, 2005, the six-month period ended December 31, 2004 and the year ended June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.


/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 24, 2006

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY
                   COMBINED STATEMENT OF ASSETS TO BE ACQUIRED
                          AND LIABILITIES TO BE ASSUMED

                                                    March 31,   December 31,
                                                       2006         2005
                                                    ---------   ------------
                                                     (Thousands of Dollars)
ASSETS TO BE ACQUIRED
UTILITY PLANT:
   Plant in service                                 $ 505,688    $ 504,030
   Construction work in progress                        2,774        1,200
                                                    ---------    ---------
                                                      508,462      505,230
   Less accumulated depreciation                     (151,499)    (148,103)
                                                    ---------    ---------
                                                      356,963      357,127
                                                    ---------    ---------
CURRENT ASSETS:
   Cash                                                    12           12
   Accounts receivable -
      Customers, net of allowances of $2,868
         and $2,585, respectively                      51,584       40,341
      Affiliates                                            8           12
      Others                                            3,623        2,167
   Accrued utility revenues                            19,595       31,202
   Inventories                                         25,529       65,334
   Prepaid expenses and other                             198          565
                                                    ---------    ---------
      Total current assets                            100,549      139,633
                                                    ---------    ---------
GOODWILL                                              149,720      149,720
                                                    ---------    ---------
OTHER LONG-TERM ASSETS                                    931          931
                                                    ---------    ---------
DEFERRED CHARGES:
   Regulatory assets (Note 4)                          12,951       12,615
                                                    ---------    ---------
      Total deferred charges                           12,951       12,615
                                                    ---------    ---------
TOTAL ASSETS TO BE ACQUIRED                           621,114      660,026
                                                    ---------    ---------
LIABILITIES TO BE ASSUMED
CURRENT LIABILITIES:
   Accounts payable                                    23,244       35,577
   Deferred cost of gas and supplier refunds, net      15,338        6,967
   Accrued general business and realty taxes            1,186        1,204
   Customer deposits                                    1,587        1,616
   Accrued interest to customers                          685          516
   Other                                                6,636        5,281
                                                    ---------    ---------
      Total current liabilities                        48,676       51,161
DEFERRED CREDITS                                       25,743       25,493
                                                    ---------    ---------
TOTAL LIABILITIES TO BE ASSUMED                        74,419       76,654
                                                    ---------    ---------
NET ASSETS TO BE ACQUIRED                           $ 546,695    $ 583,372
                                                    =========    =========

    The accompanying notes are an integral part of these combined statements.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY
               COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                                                     Three Months      Twelve Months         Six Months      Twelve Months
                                                         Ended             Ended               Ended             Ended
                                                    March 31, 2006   December 31, 2005   December 31, 2004   June 30, 2004
                                                    --------------   -----------------   -----------------   -------------
                                                                            (Thousands of Dollars)
OPERATING REVENUES
   Gas distribution                                    $148,461           $312,718            $113,201          $268,914
   Service and other                                      1,761              3,799               1,173             3,433
                                                       --------           --------            --------          --------
                                                        150,222            316,517             114,374           272,347
                                                       --------           --------            --------          --------
CERTAIN EXPENSES:
   Cost of gas                                          114,957            223,967              75,974           178,223
   Operations, maintenance and general, including
      allocations (Note 6)                               12,765             39,826              18,452            36,113
   Depreciation                                           3,341             12,254               5,959            11,290
   Goodwill impairment (Note 7)                              --             98,000                  --                --
   Taxes other than income taxes                            605              1,509               1,198             2,306
                                                       --------           --------            --------          --------
                                                        131,668            375,556             101,583           227,932
                                                       --------           --------            --------          --------
EXCESS (DEFICIENCY) OF OPERATING
   REVENUES OVER CERTAIN EXPENSES                      $ 18,554           $(59,039)           $ 12,791          $ 44,415
                                                       ========           ========            ========          ========

    The accompanying notes are an integral part of these combined statements.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS AND PURPOSE OF STATEMENTS

Organization and Nature of the Business. The PG Energy Business of Southern Union Company is comprised of its PG Energy division and PG Energy Services, Inc. The PG Energy division of Southern Union Company ("PG Energy" or the "Natural Gas Business") is a regulated public utility distributing natural gas to a thirteen-county area in northeastern Pennsylvania, a territory that includes the cities of Scranton, Wilkes-Barre and Williamsport.

PG Energy Services, Inc. ("PGES") is a subsidiary of Southern Union Company ("Southern Union") engaging in various nonregulated activities, including the inspection, maintenance and servicing of residential and small commercial gas-fired equipment.

Purpose of Statements. The accompanying statements of assets to be acquired and liabilities to be assumed and of revenues and certain expenses (collectively, the "Statements") have been prepared in accordance with the Purchase and Sale Agreement, as amended, between Southern Union and UGI Corporation ("UGI") dated as of January 26, 2006, (the "Agreement"), providing for the sale by Southern Union to UGI of substantially all of the assets, properties and rights relative to the natural gas utility operations of PG Energy as well as the common stock of PGES (together the "Acquired Business").

Under the terms of the Agreement, UGI made an initial cash payment to Southern Union of $580.0 million on August 24, 2006, the closing date of the sale. In addition, UGI assumed certain liabilities of the Acquired Business. This cash payment is subject to adjustment for the difference between the working capital target of $68.1 million and the working capital agreed to in a closing statement to be completed within ninety (90) days following the closing date.

The assets and liabilities reflected in the Statement of Assets to be Acquired and Liabilities to be Assumed comprise the following items:

     - Assets of the Acquired Business as defined in the Agreement, including all the assets, properties and rights used exclusively in the Natural Gas Business.

     -    Assumed liabilities as defined in the Agreement.

     - Net assets to be acquired includes $1,500, $998,800 and $9.6 million at March 31, 2006, and December 31, 2005, respectively, related to the values of common stock, paid in capital and retained earnings of PGES. Additionally, PGES had 50,000 common shares authorized for issuance and 150 common shares issued and outstanding for all periods presented.

The operations of the Acquired Business rely on Southern Union for certain activities, including but not limited to, information technology, insurance, human resources, payroll, external financial reporting, treasury, tax and legal support. Certain expenses within the accompanying Combined Statement of Revenues and Certain Expenses include direct expenses of the Acquired Business, direct costs incurred by Southern Union on behalf of the Acquired Business, primarily insurance and legal, and an allocation of general and administrative expenses incurred by Southern Union. See Note 6 for a discussion of the amounts and method of allocation.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

Allocations of interest and income taxes have been excluded from these Statements as these costs were not historically allocated to the Acquired Business for financial reporting purposes and it would not be practical to do so in these circumstances. All of the allocations in the Combined Statement of Revenues and Certain Expenses are based on assumptions that the Acquired Business believes are reasonable under the circumstances. However, these allocations are not necessarily indicative of the costs and expenses that would have resulted had the Acquired Business operated as a separate entity, nor do they consider potential changes in the business by UGI. As a result, the historical operating results may not be indicative of future results.

All significant intercompany accounts and transactions between the Natural Gas Business and PGES have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The accompanying Statements have been derived from Southern Union Company's historical accounting records of the Acquired Business. Effective December 17, 2004, Southern Union's board of directors approved a change in its fiscal year end from a twelve-month period ending June 30 to a twelve-month period ending December 31. As a consequence of this change, the Combined Statement of Revenues and Certain Expenses include presentation of the transition period beginning on July 1, 2004 and ending on December 31, 2004.

The accompanying Statements have been prepared to present the Combined Statement of Assets to be Acquired and Liabilities to be Assumed of the Acquired Business as of March 31, 2006, and December 31, 2005, as well as their Combined Statement of Revenues and Certain Expenses for the three-month period ended March 31, 2006; the year ended December 31, 2005; the six-month period ended December 31, 2004; and the year ended June 30, 2004, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the "SEC") and are not intended to be a complete presentation of the financial position, results of operations and cash flows of the Acquired Business in accordance with accounting principles generally accepted in the United States of America ("GAAP"). A statement of cash flows is not presented as the cash flow activities of the Acquired Business were funded through Southern Union and a complete statement of cash flows is not prepared at the reporting level of the Acquired Business.

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Plant, Property and Equipment. Utility plant is stated at cost, which represents the original cost of construction, including payroll, administrative and general costs, and an allowance for funds used during construction. Ongoing additions of property, plant and equipment ("PP&E") are also stated at cost. The cost of repairs and replacements of minor items of PP&E is charged to expense as incurred.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

When depreciable utility property is retired, the original cost of such property is removed from the utility plant accounts and is charged, together with the cost of removal less salvage, to accumulated depreciation. No gain or loss is recognized in connection with retirements of depreciable utility property, other than in the case of significant involuntary conversions or extraordinary retirements.

The Acquired Business computes depreciation expense using the straight-line method over periods ranging from seven to 75 years. PG Energy's depreciation rates are approved by the Pennsylvania Public Utility Commission (the "PPUC"). The composite weighted-average depreciation rates for the three-month period ended March 31, 2006; the year ended December 31, 2005; the six-month period ended December 31, 2004; and the year ended June 30, 2004, were 2.5 percent, 2.5 percent, 2.5 percent and 2.6 percent, respectively.

Computer software, which is a component of PP&E, is stated at cost and is generally depreciated on a straight-line basis over a seven year period.

Goodwill. The Acquired Business accounts for goodwill in accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement No. 142, "Accounting for Goodwill and Other Intangibles". Goodwill acquired in a purchase business combination and determined to have an indefinite useful life is not amortized, but instead is tested for impairment annually by applying a fair-value based test. See Note 7 - Goodwill Impairment.

Cash. Cash includes petty cash and working funds held locally for the Acquired Business.

Gas Distribution Revenues and Cost of Gas. PG Energy bills utility customers monthly based on estimated or actual meter readings on cycles that extend throughout the month. The estimated unbilled amounts from the most recent meter reading dates through the end of the period being reported on are recorded as accrued revenues and related gas costs are included in deferred cost of gas.

PG Energy generally passes on to its customers increases or decreases in gas costs from those reflected in its tariff charges. In accordance with this procedure, PG Energy defers any current under or over-recoveries of gas costs and collects or refunds such amounts in subsequent periods. PG Energy had underrecoveries of gas costs totaling $0.1 million and $18.4 million as of March 31, 2006, and December 31, 2005, respectively, which are reflected in deferred cost of gas and supplier refunds, (net) in the accompanying Combined Statement of Assets to be Acquired and Liabilities to be Assumed.

Service and Other Revenues. Service and other revenues consist primarily of billings related to the Winter Heating Service Contract program and inspection and maintenance activities of PGES and capacity and other off-system sales of PG Energy. These revenues are recognized as services are performed or products are delivered.

Accounts Receivable and Allowance for Doubtful Accounts. Concentrations of credit risk in trade receivables are limited due to the large customer base with relatively small individual account balances. In addition, PG Energy's credit policy requires a deposit from customers who

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

lack a credit history or whose credit rating is substandard. PG Energy utilizes the allowance method for recording its allowance for uncollectible accounts, which is primarily based on the application of historical bad debt percentages applied against its aged accounts receivable. Increases in the allowance are recorded as a component of operating expenses. Reductions in the allowance are recorded when receivables are written off or subsequently collected.

The following table shows the balance in the allowance for doubtful accounts and activity for three-month period ended March 31, 2006, the year ended December 31, 2005, the six-month period ended December 31, 2004 and the year ended June 30, 2004:

                              Three                  Six Months
                              Months    Year Ended      Ended       Year
                              Ended      December     December      Ended
                            March 31,       31,          31,      June 30,
                               2006        2005         2004        2004
                            ---------   ----------   ----------   --------
                                        (Thousands of Dollars)
Beginning Balance            $ 2,585      $ 3,631      $ 3,878     $ 3,052
Additions: Charged to
   Cost and Expense            1,886        4,684        2,952       5,084
Deductions: Write-off of
   Uncollectible Accounts     (1,603)      (5,730)      (3,199)     (4,258)
                             -------      -------      -------     -------
      Ending Balance         $ 2,868      $ 2,585      $ 3,631     $ 3,878
                             =======      =======      =======     =======

Inventories. The following table reflects the inventory balances carried at weighted average cost at March 31, 2006, and December 31, 2005:

                                     March 31,   December 31,
                                        2006         2005
                                     ---------   ------------
                                      (Thousands of Dollars)
Natural gas in underground storage    $23,612       $63,567
Materials and supplies                  1,917         1,767
                                      -------       -------
   Total inventories                  $25,529       $65,334
                                      =======       =======

Deferred Charges (Regulatory Assets). PG Energy generally accounts for and reports costs in accordance with the economic effect of rate actions by the PPUC and in compliance with the provisions of FASB Statement No. 71, "Accounting for the Effects of Certain Types of Regulation," which gives recognition to the rate and accounting practices of regulatory agencies such as the PPUC. To this extent, certain costs are recorded as deferred charges pending their recovery in rates. The application of these accounting policies allows PG Energy to defer expenses on the balance sheet as regulatory assets when it is probable that those expenses will be allowed in the ratemaking process for recovery in a period different from the period in which they would have been reflected for an unregulated company. These regulatory assets flow through the results of operations in the period in which the same amounts are included in rates and recovered from customers. Management's assessment of the probability of recovery or pass

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

through of regulatory assets requires judgment and interpretation of laws and regulatory commission orders. If, for any reason, PG Energy ceases to meet the criteria for application of regulatory accounting treatment for all or part of its operations, the regulatory assets related to those portions ceasing to meet such criteria would be eliminated from the Statements. See Note 4 - Regulatory Assets.

Fair Value of Financial Instruments. The carrying amounts reported in the Combined Statement of Net Assets Acquired and Liabilities Assumed for cash, accounts receivable and accounts payable approximate their fair value because of their short-term nature.

Derivative Instruments. FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, ("FASB Statement No. 133") establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that all derivative instruments be recognized as either assets or liabilities and measured at fair value. The accounting for changes in fair value depends upon the purpose of the derivative instrument and whether it is designated and qualifies for hedge accounting.

PG Energy is a party to a number of contracts that have elements of a derivative instrument. These contracts include, among others, binding purchase orders, contracts which provide for the purchase and delivery of natural gas and service contracts that require the counterparty to provide commodity storage, transportation or capacity service to meet our normal sales commitments. Although many of these contracts have the requisite elements of a derivative instrument, these contracts are not subject to the accounting requirements of FASB Statement No. 133 because they provide for the delivery of products or services in quantities that are expected to be used in the normal course of operating our business or the value of the contract is directly associated with the price or value of service and the contract qualifies for the normal purchase and sale exclusion under FASB Statement No. 133.

Asset Retirement Obligations. The Acquired Business accounts for its asset retirement obligations in accordance with FASB Statement No. 143, "Accounting for Asset Retirement Obligations ("ARO") ("FASB Statement No. 143") and FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FASB Statement No. 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, costs are capitalized as part of the related long-lived asset and allocated to expense over the estimated useful life of the asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the estimated useful life of the related long-lived asset. PG Energy is permitted to include annual charges for cost of removal in its regulated cost of service rates charged to customers. The adoption of FASB Statement No. 143 did not have a material impact on the accompanying Statements.

FIN 47 clarifies that an ARO should be recorded for all assets with legal retirement obligations, even if the enforcement of the obligation is contingent upon the occurrence of events beyond the Acquired Business' control (a "Conditional ARO"). FIN 47 was adopted by the Acquired Business as of December 31, 2005, and did not materially impact these Statements.

Although certain of the mains and service lines in PG Energy's distribution system are subject to

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

agreements or regulations that give rise to an ARO or a Conditional ARO upon PG Energy's discontinued use of these assets, AROs were not recorded for these assets because either the fair values of these AROs were not reliably estimable or the amounts were immaterial. The principal reason the fair values of these AROs were not subject to reliable estimation was because the lives of the underlying assets are indeterminate. Management has concluded that PG Energy's distribution system, as a whole, has an indeterminate life. In reaching this conclusion, management considered its intent for operating the distribution system, the economic life of the underlying assets, its past practices and industry practice.

PG Energy intends to operate the distribution system indefinitely as a going concern. Individual component assets have been and will continue to be replaced, but the distribution system will continue in operation as long as supply and demand for natural gas exists. Based on the widespread use of natural gas in industrial and power generation activities and current estimates of recoverable reserves, management expects supply and demand to exist for the foreseeable future.

PG Energy has in place a rigorous repair and maintenance program that keeps the distribution system in good working order. Therefore, although some of the individual assets on the distribution system may be replaced, the distribution system itself will remain intact indefinitely. AROs generally do not arise unless a distribution system (or portion thereof) is abandoned. PG Energy does not intend to make any such abandonments as long as supply and demand for natural gas remains relatively stable.

Commitments and Contingencies. The Acquired Business is subject to proceedings, lawsuits and other claims related to environmental and other matters. Accounting for contingencies requires significant judgments by management regarding the estimated probabilities and ranges of exposure to potential liability. For further discussion of the commitments and contingencies of the Acquired Business, see Note 8 - Commitments and Contingencies.

3. RATE MATTERS

Proposed Rate Increase. On April 13, 2006, PG Energy filed an application with the PPUC seeking an increase in its base gas rates, designed to produce $29.8 million in additional annual revenue, to be effective June 12, 2006. On May 19, 2006, the PPUC suspended this rate increase for seven months (until January 12, 2007) in order to investigate the reasonableness of the proposed rates. It is not presently possible to determine what action the PPUC will ultimately take in this matter.

Gas Cost Adjustments. The provisions of the Pennsylvania Public Utility Code require that the tariffs of local gas distribution companies ("LDCs") be adjusted on an annual basis, and, in the case of larger LDCs such as PG Energy, on an interim basis when circumstances dictate, to reflect changes in their purchased gas costs. The procedure includes a process for the reconciliation of actual gas costs incurred and actual revenues received and also provides for the refund of any overcollections, plus interest thereon, or the recoupment of any undercollections of gas costs.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

In addition, the PPUC adopted regulations providing for the quarterly adjustment of the annual purchased gas cost rate of larger gas distribution companies, including PG Energy. Such adjustments are allowed when the actual purchased gas costs vary from the estimated costs reflected in the respective company's tariffs by 2% or more.

Other than interest payable to customers on over-collections or payable to PG Energy on the under collections of purchased gas costs, the changes in gas rates on account of purchased gas costs have no effect on earnings since the change in revenue is offset by a corresponding change in the cost of gas.

4.   REGULATORY ASSETS

                              March 31,   December 31,
                                 2006         2005
                              ---------   ------------
                               (Thousands of Dollars)
Pension                        $ 7,095       $ 7,244
Environmental                    4,000         4,000
Retirement Work in Progress        386            42
Low Income Program                 237           260
Computer Software                  686           496
Deferred Flooding Charges          361           385
Other                              186           188
                               -------       -------
                               $12,951       $12,615
                               =======       =======

Pension costs consist primarily of amounts deferred relative to early retirement programs in 1991, 1998 and 2001 that are currently being amortized and recovered in rates.

PG Energy entered into a Consent Order and Agreement (the "Multi-Site Agreement") with the Pennsylvania Department of Environmental Protection on March 31, 2004. This Multi-Site Agreement is for the purpose of developing and implementing an environmental assessment and remediation program for five Manufactured Gas Plants ("MGPs") sites (including the Scranton, Bloomsburg and Carbondale sites) and six MGP holder sites owned by PG Energy in the State of Pennsylvania. Under the Multi-Site Agreement, PG Energy is to perform environmental assessments of these sites within two years of the effective date of the Multi-Site Agreement. Thereafter, PG Energy is required to perform additional assessment and remediation activity as is deemed to be necessary based upon the results of the initial assessments. In this regard the accompanying statements include a liability and a related regulatory asset of $4.0 million relative to costs expected to be incurred in satisfaction of this Multi-Site Agreement. In accordance with existing regulatory practice of the PPUC, PG Energy amortizes as removal costs site-specific environmental investigation and remediation costs over a five-year period.

As of March 31, 2006 and December 31, 2005, PG Energy's regulatory assets included $6.0 million and $5.6 million, respectively, that is being recovered through current rates. As of March 31, 2006, and December 31, 2005, the remaining recovery period associated with these assets ranged from 2 months to 184 months and 1 month to 187 months, respectively. None of these regulatory assets are included in rate base.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

5.   POSTEMPLOYMENT BENEFITS

The Employees' Retirement Plan of Southern Union Company Pennsylvania Division (the "Pennsylvania Division Plan") is a trusteed, non-contributory defined benefit pension plan, covering substantially all employees of the Acquired Business. The Pennsylvania Division Plan is funded in accordance with federal regulations, not to exceed the amounts deductible for income tax purposes. The Pennsylvania Division Plans' assets are invested in cash, government securities, corporate bonds and stock, and various funds. Measurement dates for each period included in the Statements are as of a date three months prior to each applicable period end (hereinafter referred to as the "Measurement Date").

Pension benefit liabilities are accrued on an actuarial basis during the years an employee provides services. The following table represents a reconciliation of the Pennsylvania Division Plan:

                                                         March 31,   December 31,
                                                            2006         2005
                                                         ---------   ------------
                                                              (In thousands)
Change in Benefit Obligation:
   Benefit obligation at beginning of period             $ 75,634      $ 71,431
   Service cost                                               339         1,246
   Interest Cost                                            1,017         4,026
   Benefits paid                                             (838)       (3,394)
   Actuarial (gain) loss                                      (29)        2,325
                                                         --------      --------
   Benefit obligation at end of period                   $ 76,123      $ 75,634
                                                         ========      ========
Change in Plan Assets:
   Fair value of plan assets at beginning of period      $ 43,810      $ 40,486
   Return on plan assets                                      283         5,098
   Employer contributions                                     395         1,620
   Benefits paid                                             (838)       (3,394)
                                                         --------      --------
   Fair value of plan assets at end of period            $ 43,650      $ 43,810
                                                         ========      ========
Funded Status:
   Funded status at end of period                        $(32,474)     $(31,824)
   Unrecognized net actuarial loss                          9,197         9,198
   Unrecognized prior service cost                          2,985         3,056
                                                         --------      --------
   Prepaid/ (accrued) at Measurement Date                 (20,292)      (19,570)
   Contributions subsequent to Measurement Date               395           395
                                                         --------      --------
   Net liability recognized at end of period             $(19,897)     $(19,175)
                                                         ========      ========
Amounts recognized in the Combined Statement of Assets
   to be Acquired and Liabilities to be Assumed:
   Accrued benefit liability                             $(22,882)     $(22,231)
   Intangible asset                                         2,985         3,056
                                                         --------      --------
   Net liability recognized at end of period             $(19,897)     $(19,175)
                                                         ========      ========

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

At the Measurement Date, the accumulated benefit obligation related to the Pennsylvania Division Plan exceeded the fair value of the pension plan assets. As a result, in accordance with the provisions of FASB Statement No. 87, "Employers' Accounting for Pensions", the Acquired Business recorded a minimum pension liability.

The following table summarizes information for the Pennsylvania Division Plan:

                                 March 31,   December 31,
                                    2006         2005
                                 ---------   ------------
                                      (In thousands)
Projected benefit obligation      $76,123       $75,634
Accumulated benefit obligation     66,926        66,437
Fair value of plan assets          43,650        43,810

The weighted-average assumptions used to determine benefit obligations for the three months ended March 31, 2006, the twelve months ended December 31, 2005, the six months ended December 31, 2004, and the twelve months ended June 30, 2004, were as follows:

                                Three Months   Twelve Months    Six Months    Twelve Months
                                    Ended          Ended           Ended          Ended
                                  March 31,     December 31,   December 31,      June 30,
                                    2006            2005           2004            2004
                                ------------   -------------   ------------   -------------
Discount rate:
   Beginning of period              5.50%          5.75%           6.00%          6.50%
   End of period                    5.50%          5.50%           5.75%          6.00%
Rate of compensation increase
  (average)                         3.20%          3.20%           3.35%          3.55%

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

Net periodic benefit cost for the three months ended March 31, 2006, the twelve months ended December 31, 2005, the six months ended December 31, 2004, and the twelve months ended June 30, 2004, includes the following components:

                                     Three Months   Twelve Months    Six Months    Twelve Months
                                         Ended          Ended           Ended          Ended
                                       March 31,     December 31,   December 31,      June 30,
                                         2006            2005           2004            2004
                                     ------------   -------------   ------------   -------------
                                                            (In thousands)
Service cost                            $  339         $ 1,246         $   645        $ 1,105
Interest cost                            1,017           4,026           2,038          4,071
Expected return on plan                   (957)         (3,543)         (1,797)        (3,304)
Amortization of prior service cost          71             283             142            190
Recognized actuarial loss                  287           1,190             509            993
                                        ------         -------         -------        -------
Net periodic benefit cost               $  757         $ 3,202         $ 1,537        $ 3,055
                                        ======         =======         =======        =======

The weighted-average assumptions used to determine net periodic benefit cost for the three months ended March 31, 2006, the twelve months ended December 31, 2005, the six months ended December 31, 2004 and the twelve months ended June 30, 2004, were as follows:

                                     Three Months   Twelve Months    Six Months    Twelve Months
                                         Ended          Ended           Ended          Ended
                                       March 31,     December 31,   December 31,      June 30,
                                         2006            2005           2004            2004
                                     ------------   -------------   ------------   -------------
Discount rate:
   Beginning of period                   5.75%          6.00%           6.50%          7.50%
   End of period                         5.50%          5.75%           6.00%          6.50%
Expected return on assets -
   tax exempt accounts                   8.75%          9.00%           9.00%          9.00%
Rate of compensation increase            3.20%          3.35%           3.55%          4.00%

The Acquired Business employs a building block approach in determining the expected long-term rate of return on the Plans' assets. Historical markets are studied and long-term historical relationships between equities and fixed-income are preserved consistent with the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors such as inflation and interest rates are evaluated before long-term market assumptions are determined. The long-term portfolio return is established via a building block approach with proper consideration of diversification and rebalancing. Peer data and historical returns are reviewed to check for reasonability and appropriateness.

Discount Rate Selection. The discount rate for each measurement date is selected via a benchmark approach that reflects comparative changes in the Moody's Long Term Corporate Bond Yield for AA Bond ratings with maturities 20 years and above and the Citigroup Pension Liability Index Discount Rate. The result is compared for consistency with the single rate determined by projecting the aggregate employer provided benefit cash flows from each plan for

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

each future year, discounting such projected cashflows using annual spot yield rates published as the Citigroup Pension Discount Curve on the Society of Actuaries website for each measurement date and determining the single discount rate that produces the same discounted value. The result is rounded to the nearest multiple of 25 basis points.

Pennsylvania Division Plan Asset Information. The assets of the Pennsylvania Division Plan are invested in accordance with several investment practices that emphasize long-term investment fundamentals with an investment objective of long-term growth. The investment practices take into consideration risk tolerance and the asset allocation strategy as described below.

The broad goal and objective of the investment of the Pennsylvania Division Plans' assets is to ensure that future growth of the assets is sufficient to offset normal inflation plus liability requirements of the Pennsylvania Division Plan's beneficiaries. Pennsylvania Division Plan assets should be invested in such a manner to minimize the necessity of net contributions to the Pennsylvania Division Plans to meet the Pennsylvania Division Plans' commitments. The contributions will also be affected by the applicable discount rate that is applied to future liabilities. The discount rate will affect the net present value of the future liability, and therefore the funded status.

The weighted average asset allocation by asset category for the Measurement Periods presented for the Acquired Business is as follows:

                          October 1, 2005 to   October 1, 2004 to
Asset Category             December 31, 2005   September 30, 2005
---------------           ------------------   ------------------
Equity securities                 71%                  74%
Debt securities                   17%                  19%
Other - cashequivalents           12%                   7%
                                 ---                  ---
   Total                         100%                 100%
                                 ===                  ===

As the plan sponsor, Southern Union employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities, plan funded status, and corporate financial condition. The investment portfolio contains a diversified blend of equity and fixed-income investments. Furthermore, equity investments are a diversified blend of equity and fixed-income investments and are further diversified across U.S. and non-U.S. stocks, as well as growth, value, and small and large capitalizations.

The Pennsylvania Division Plan owns an interest in the Southern Union Company Retirement Income Plan Master Trust (the "Master Trust"). As of September 30, 2005, the Master Trust owned 868,988 shares of common stock of Southern Union with a fair value of $22.4 million. The Master Trust owns no shares of common stock of Southern Union as of December 31, 2005. The Pennsylvania Division Plan held a 14.7% interest in the Master Trust as of both September 30, 2005, and December 31, 2005, respectively. No annual benefits of employees or retirees are covered by annuity contacts issued by Southern Union or related parties.

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

The above referenced asset allocations for pension benefits are based upon guidelines established by Southern Union investment policy and are monitored by the Investment Committee of the Southern Union Board of Directors in conjunction with an external investment advisor. On occasion, the asset allocations may fluctuate versus these guidelines as a result of administrative oversight by the Investment Committee.

Under the terms of the Agreement, as amended, the Pennsylvania Division Plan was assumed by UGI on August 24, 2006. On that date Southern Union contributed $15.1 million to the Pennsylvania Division Plan, an amount equal to the unfunded Accumulated Benefit Obligation as of July 31, 2006. In addition to this contribution, prior to the sale date Southern Union contributed approximately $3.5 million to the Pennsylvania Division Plan for 2006.

The following table illustrates the estimated pension benefit payments which reflect expected future service, as appropriate, that are projected to be paid.

   Calendar Year
   -------------
       2006         $ 3,347,029
       2007           3,338,243
       2008           3,326,843
       2009           3,409,426
       2010           3,524,896
2011 through 2015    20,720,162

6. ALLOCATION OF CORPORATE COSTS

Southern Union provides certain indirect general and administrative services to the Acquired Business at a Corporate level, including but not limited to information technology, insurance, human resources, financial reporting, treasury, tax and legal. For purposes of the accompanying Combined Statement of Revenues and Certain Expenses such costs have been allocated to and are included in these Statements. The allocated expenses totaled $493,000, $2.2 million, $1.3 million and $2.9 million for the three-month period ended March 31, 2006, the year ended December 31, 2005, the six-month period ended December 31, 2004, and the fiscal year ended June 30, 2004, respectively. Southern Union allocates such indirect costs to its divisions and subsidiaries based on the average of the following criteria: (1) gross investment in the business unit, (2) revenue margin (sales less cost of gas less revenue related taxes) and (3) total cash operating expense (operations and maintenance expense plus taxes other than on income). Management believes such allocation methodology is reasonable.

7. GOODWILL IMPAIRMENT

The determination of whether an impairment has occurred is based on an estimate of the fair value of a reporting unit (determined based on discounted future cash flows attributable to the reporting unit), as compared to the carrying value of the reporting unit's net assets. Considering the sales price included in the Agreement, the Acquired Business determined that there was a goodwill impairment as of December 31, 2005. Execution of the Agreement constituted a subsequent event of the type that, under accounting principles generally accepted in the United States, required the Acquired Business to consider the market value indicated by the Agreement

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

in its annual 2005 goodwill impairment evaluation. Accordingly, based upon the fair value of the Acquired Business derived principally from the Agreement, an estimated goodwill impairment charge of $98.0 million was recorded in the 2005 period.

8. COMMITMENTS AND CONTINGENCIES

Environmental. PG Energy's operations are subject to federal, state and local laws and regulations regarding water quality, hazardous and solid waste management, air quality control and other environmental matters. These laws and regulations require PG Energy to conduct its operations in a specified manner and to obtain and comply with a wide variety of environmental registrations, licenses, permits, inspections and other approvals. Failure to comply with environmental requirements may expose PG Energy to significant fines, penalties and/or interruptions in operations. PG Energy's environmental policies and procedures are designed to achieve compliance with such laws and regulations. These evolving laws and regulations and claims for damages to property, employees, other persons and the environment resulting from current or past operations may result in significant expenditures and liabilities in the future.

PG Energy follows the provisions of American Institute of Certified Public Accountants Statement of Position 96-1, Environmental Remediation Liabilities, for recognition, measurement, display and disclosure of environmental remediation liabilities.

Based upon existing regulatory practices, PG Energy believes environmental remediation costs are probable of recovery through base rate proceedings. Management does not believe that environmental expenditures will have a material adverse effect on the accompanying Statements.

Like others in the gas distribution industry, PG Energy is responsible for environmental remediation at various contaminated sites that are primarily associated with MGPs and sites associated with the operation and disposal activities from MGPs. MGPs produced a fuel known as "town gas". Some constituents of the manufactured gas process may be regulated substances under various federal and state environmental laws. To the extent these constituents are present in soil or groundwater at concentrations in excess of applicable standards, investigation and remediation may be required. These include properties that are part of PG Energy's ongoing operations of the Natural Gas Business, sites formerly owned or used by PG Energy and sites owned by third parties. Remediation typically involves the management of contaminated soils and may involve removal of structures and remediation of groundwater. Activities vary with site conditions and locations, the extent and nature of the contamination, remedial requirements, complexity and sharing of responsibility, and some contamination may be unrelated to MGPs. The ultimate liability and total costs associated with these sites will depend upon many factors. If remediation activities involve statutory joint and several liability provisions, strict liability, or cost recovery or contribution actions, PG Energy could potentially be held responsible for contamination caused by other parties. In some instances, PG Energy may share liability associated with contamination with other potentially responsible parties, and may also benefit from insurance policies or contractual indemnities that cover some or all of the cleanup costs; however, no assets have been recorded in the accompanying Statements associated with any recovery under such insurance policies or indemnities as they are not deemed probable. These sites are generally managed in the normal course of business or operations. PG Energy believes the outcome of these matters will not have a material adverse effect on the accompanying

                  PG ENERGY BUSINESS OF SOUTHERN UNION COMPANY

                          NOTES TO COMBINED STATEMENTS

Statements.

Sunbury Pennsylvania Manufactured Gas Plant Site. By letter dated July 28, 2006, the Acquired Business received a demand by counsel for PPL, Inc. (PPL) and draft complaint seeking to recover costs incurred by PPL in investigating and remediating contamination of the Sunbury, Pennsylvania manufactured gas plant, which, according to the letter, have totaled in excess of $4.5 million to date. The Acquired Business has previously contributed to PPL's remediation project by making cash payments and by removing and relocating gas utility lines located in the path of the remediation. Based upon its current understanding of the facts, the Acquired Business does not believe the outcome of this matter will have a material adverse effect on the accompanying Statements.

Litigation. The Acquired Business is involved in legal, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business, none of which involve substantial amounts. Where appropriate, the Acquired Business has made accruals in accordance with FASB Statement No. 5, "Accounting for Contingencies" in order to provide for such matters. Management believes the final disposition of these proceedings will not have a material adverse effect on the accompanying Statements of the Acquired Business.

Other Commitments and Contingencies. At March 31, 2006, PG Energy has purchase commitments for natural gas transportation services, storage services and certain quantities of natural gas at a combination of fixed, variable and market-based prices that have an aggregate value of approximately $183.1 million. PG Energy's purchase commitments may be extended over several years depending upon when the required quantity is purchased. PG Energy has purchase gas tariffs in effect for all its utility service areas that provide for recovery of its purchase gas costs under defined methodologies and PG Energy believes that all costs incurred under such commitments will be recovered through its purchase gas tariffs.

9. CASH FLOW INFORMATION

Capital expenditures totaled $3.3 million, $24.6 million, $13.8 million and $19.6 million for the three-month period ended March 31, 2006, the year ended December 31, 2005, the six-month period ended December 31, 2004 and the year ended June 30, 2004, respectively. Other cash flow information is not available as the necessary detail records to prepare cash flow statements are not kept at the Acquired Business level.

10. TRANSITION SERVICES AGREEMENT

Pursuant to the Agreement, as amended, Southern Union and UGI entered into a Transition Services Agreement (the "TSA") whereby each party will be a provider of certain business services to the other, and a receiver of certain business services from the other for an agreed pricing. The principal business services include general business continuity, information technology, accounting and tax services. The TSA will remain in effect until such time that both parties mutually agree that the services are no longer required.